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                                              ARTICLES OF RESTATEMENT

                                                        FOR

                                               THE PITTSTON COMPANY

         1.       The name of the corporation is THE PITTSTON COMPANY.

         2.       The text of the restated articles of incorporation is

set forth below:

                                        "RESTATED ARTICLES OF INCORPORATION

                                                        of

                                               THE PITTSTON COMPANY

                                                     ARTICLE I

         The name of the Corporation is THE PITTSTON COMPANY.

                                                     ARTICLE I

         The purpose for which the Corporation is organized is to transact any lawful business not required to be stated in the Articles of Incorporation.

                                                    ARTICLE II

         The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred seventy- two million (172,000,000), of which two million (2,000,000) shares shall be shares of Preferred Stock, par value $10.00 per share (hereinafter called "Preferred Stock"), one hundred million (100,000,000) shares shall be shares of a class of common stock designated as Pittston Brink's Group Common Stock, par value $1.00 per share ("Brink's Stock"), fifty million (50,000,000) shares shall be shares of a class of common stock designated as Pittston Burlington Group Common Stock, par value $1.00 per share ("Burlington Stock"), and twenty million (20,000,000) shares shall be shares of Pittston Minerals Group Common Stock, par value $1.00 per share ("Minerals Stock"). Brink's Stock, Burlington Stock and Minerals Stock shall hereinafter collectively be called "Common Stock".

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                                                    DIVISION I

         The preferences, limitations and relative rights of the shares of each class of Common Stock are as follows:

         1. Dividend Rights. (a) Subject to the express terms of any outstanding series of Preferred Stock, dividends may be declared and paid upon Brink's Stock, Burlington Stock and Minerals Stock upon the terms provided for below with respect to each such class:

                  (i) Dividends on Brink's Stock and Burlington Stock. Dividends on Brink's Stock and/or Burlington Stock may be declared and paid out of funds of the Corporation legally available therefor. Subject to the foregoing, the declaration and payment of dividends on Brink's Stock and Burlington Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors.

                  (ii) Dividends on Minerals Stock. Dividends on Minerals Stock may be declared and paid only out of the lesser of (A) funds of the Corporation legally available therefor and (B) the Available Minerals Dividend Amount. Subject to the foregoing, the declaration and payment of dividends on Minerals Stock, and the amount thereof, shall at all times be solely in the discretion of the Board of Directors.

         (b) Discrimination Among Brink's Stock, Burlington Stock and Minerals Stock. The Board of Directors, subject to the provisions of Sections 1(a)(i) and 1(a)(ii), may, in its sole discretion, declare and pay dividends exclusively on Brink's Stock, exclusively on Burlington Stock, exclusively on Minerals Stock or on any combination or all of such classes in equal or unequal amounts, notwithstanding the amounts of funds available for dividends on each class, the respective voting and liquidation rights of each class, the amount of prior dividends declared on each class or any other factor.

         (c) Distribution Determination. Pursuant to Section 13.1- 653 of the Virginia Stock Corporation Act, the Board of Directors may base a determination that a proposed dividend distribution is out of funds legally available therefor under Virginia law either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of the Corporation's total net assets or other method that is reasonable in the circumstances.

         2. Exchange. Shares of Brink's Stock, Burlington Stock and Minerals Stock are subject to exchange upon the terms provided below:

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                  (a)      Exchange of Brink's Stock.  Outstanding shares of
         Brink's Stock shall not be subject to either optional or mandatory exchange by the Board of Directors.

                  (b) Exchange of Burlington Stock. (i) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation of all or substantially all of the properties and assets of Pittston Burlington Group (other than in connection with the Disposition by the Corporation of all or substantially all of its properties and assets in one transaction) to any person, entity or group (other than (A) the holders of all outstanding shares of Burlington Stock on a pro rata basis or (B) any person, entity or group in which the Corporation, directly or indirectly, owns a majority equity interest), the Corporation shall, on or prior to the first Business Day following the 60th day following the consummation of such Disposition, exchange each outstanding share of Burlington Stock for fully paid and nonassessable shares of Brink's Stock (or, if there are not shares of Brink's Stock outstanding on the Exchange Date, of Minerals Stock, or, if there are no shares of Minerals Stock outstanding on the Exchange Date and shares of another class or classes of Common Stock (other than Burlington Stock) are then outstanding, of such other class of Common Stock as then has the largest Aggregate Market Capitalization) having a Fair Market Value equal to 115 percent of the Fair Market Value of one share of Burlington Stock, as of the date of the first public announcement by the Corporation of such Disposition.

                           (ii) The Board of Directors may, by a majority vote
                  of the directors then in office, at any time in its sole discretion declare that each outstanding share of Burlington Stock shall be exchanged, on an Exchange Date set forth in a notice to holders of Burlington Stock pursuant to Section 2(e)(i), for fully paid and nonassessable shares of Brink's Stock (or, if there are no shares of Brink's Stock outstanding on the Exchange Date, of Minerals Stock, or, if there are no shares of Minerals Stock outstanding, and shares of another class or classes of Common Stock (other than Burlington Stock) are then outstanding, of such other class of Common Stock as then has the largest Aggregate Market Capitalization) having a Fair Market Value equal to 115 percent of the Fair Market Value of one share of Burlington Stock, as of the date of the first public announcement by the Corporation of such exchange.

                           (iii) After any Exchange Date on which all outstanding shares of Burlington Stock were exchanged, any share of Burlington Stock that is issued on

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                  conversion or exercise of any Convertible Securities shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Burlington Stock, be exchanged for the amount of shares of Brink's Stock or another class of Common Stock that a holder of such Convertible Security would have been entitled to receive pursuant to the terms of such Convertible Security had such terms provided that the conversion privilege in effect immediately prior to any exchange by the Corporation of any shares of its Burlington Stock for shares of any other capital stock of the Corporation would be adjusted so that the holder of any such Convertible Security thereafter surrendered for conversion would be entitled to receive the number of shares of capital stock of the Corporation he or she would have owned immediately following such action had such Convertible Security been converted immediately prior thereto. The provisions of this
                  Section 2(b)(iii) shall not apply to the extent that equivalent adjustments are otherwise made pursuant to the provisions of such Convertible Securities.

                  (c) Exchange of Minerals Stock. (i) In the event of the Disposition, in one transaction or a series of related transactions, by the Corporation of all or substantially all of the properties and assets of Pittston Minerals Group (other than in connection with the Disposition by the Corporation of all or substantially all of its properties and assets in one transaction) to any person, entity or group (other than (A) the holders of all outstanding shares of Minerals Stock on a pro rata basis or (B) any person, entity or group in which the Corporation, directly or indirectly, owns a majority equity interest), the Corporation shall, on or prior to the first Business Day following the 60th day following the consummation of such Disposition, exchange each outstanding share of Minerals Stock for fully paid and nonassessable shares of Brink's Stock (or, if there are no shares of Brink's Stock outstanding on the Exchange Date, of Burlington Stock, or, if there are no shares of Burlington Stock outstanding on the Exchange Date and shares of another class or classes of Common Stock (other than Minerals Stock) are then outstanding, of such other class of Common Stock) as then has the largest Aggregate Market Capitalization) having a Fair Market Value equal to 115 percent of the Fair Market Value of one share of Minerals Stock, as of the date of the first public announcement by the Corporation of such Disposition.

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                           (ii) The Board of Directors may, by a majority vote
                  of the directors then in office, at any time in its sole discretion declare that each outstanding share of Minerals Stock shall be exchanged, on an Exchange Date set forth in a notice to holders of Minerals Stock pursuant to Section 2(e)(i), for fully paid and nonassessable shares of Brink's Stock (or, if there are no shares of Brink's Stock outstanding on the Exchange Date, of Burlington Stock, or if there are no shares of Burlington Stock outstanding on the Exchange Date and shares of another class or classes of Common Stock (other than Minerals Stock) are then outstanding, of such other class of Common Stock as then has the largest Aggregate Market Capitalization) having a Fair Market Value equal to 115 percent of the Fair Market Value of one share of Minerals Stock, as of the date of the first public announcement by the Corporation of such exchange.

                           (iii) After any Exchange Date on which all
                  outstanding shares of Minerals Stock were exchanged, any share of Minerals Stock that is issued on conversion or exercise of any Convertible Securities shall, immediately upon issuance pursuant to such conversion or exercise and without any notice or any other action on the part of the Corporation or its Board of Directors or the holder of such share of Minerals Stock, be exchanged for the amount of shares of Brink's Stock or another class of Common Stock that a holder of such Convertible Security would have been entitled to receive pursuant to the terms of such Convertible Security had such terms provided that the conversion privilege in effect immediately prior to any exchange by the Corporation of any shares of its Minerals Stock for shares of any other capital stock of the Corporation would be adjusted so that the holder of any such Convertible Security thereafter surrendered for conversion would be entitled to receive the number of shares of capital stock of the Corporation he or she would have owned immediately following such action had such Convertible Security been converted immediately prior thereto. The provisions of this Section 2(c)(iii) shall not apply to the extent that equivalent adjustments are otherwise made pursuant to the provisions of such Convertible Securities.

                  (d) Certain Definitions. For purposes of Sections 2(b)(i) and 2(c)(i):

                           (i) as of any date, "substantially all of the properties and assets" of Pittston Burlington Group or Pittston Minerals Group, as the case may be, shall mean

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                  a portion of such properties and assets that represents at least 80 percent of either of the then-current market value, as determined by the Board of Directors based on opinions, appraisals or such other evidence as the Board shall consider relevant, of, or the aggregate reported net sales for the immediately preceding twelve fiscal quarterly periods of the Corporation derived from, the properties and assets of Pittston Burlington Group or Pittston Minerals Group, respectively, as of such date (excluding the properties and assets of any person, entity or group in which the Corporation, directly or indirectly, owns less than a majority equity interest);

                           (ii) if immediately after any event, the Corporation,
                  directly or indirectly, owns less than a majority equity interest in any person, entity or group in which the Corporation, directly or indirectly, owned a majority equity interest immediately prior to the occurrence of such event, a Disposition of all of the properties and assets of Pittston Burlington Group or Pittston Minerals Group, respectively, owned by such person, entity or group shall be deemed to have occurred; and

                           (iii) in the case of a Disposition of properties and
                  assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions.

                  (e) General Exchange Provisions. (i) In the event of any exchange pursuant to Sections 2(b)(i) and (ii) or 2(c)(i) and (ii), the Corporation shall cause to be given to each holder of Burlington Stock or Minerals Stock, respectively, a notice stating (A) that shares of Burlington Stock or Minerals Stock, respectively, shall be exchanged,
         (B) the Exchange Date, (C) the kind and amount of shares of capital stock to be received by such holder with respect to each share of Burlington Stock or Minerals Stock, respectively, held by such holder, including details as to the calculation thereof, (D) the place or places where certificates for shares of Burlington Stock or Minerals Stock, respectively, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of such capital stock and (E) that, subject to Section 2(e)(iii), dividends on Burlington Stock or Minerals Stock, respectively, will cease to be paid as of such Exchange Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Exchange Date and in any case to each

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         holder of Burlington Stock or Minerals Stock, respectively, at such holder's address as the same appears on the stock transfer books of the Corporation. Neither the failure to mail such notice to any particular holder of Burlington Stock or Minerals Stock, respectively, nor any defect therein shall affect the sufficiency thereof with respect to any other holder of Burlington Stock or Minerals Stock, respectively.

                           (ii) The Corporation shall not be required to issue
                  or deliver fractional shares of any class of capital stock to any holder of Burlington Stock or Minerals Stock, as the case may be, upon any exchange pursuant to this Section 2. If the number of shares of any class of capital stock remaining to be issued to any holder of Burlington Stock or Minerals Stock is a fraction, the Corporation shall, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the Fair Market Value of such fraction on the date such payment is to be made.

                           (iii) No adjustments in respect of dividends shall be
                  made upon the exchange of any shares of Burlington Stock or Minerals Stock, as the case may be; provided, however, that, if the Exchange Date with respect to Burlington Stock or Minerals Stock, as the case may be, shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such shares of Burlington Stock or Minerals Stock, respectively, at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the exchange of such shares or the Corporation's default in payment of the dividend or distribution due on such date.

                           (iv) Before any holder of shares of Burlington Stock
                  or Minerals Stock, as the case may be, shall be entitled to receive certificates representing shares of any capital stock to be received by such holder with respect to such shares of Burlington Stock or Minerals Stock, respectively, pursuant to this Section 2, such holder shall surrender at such office as the Corporation shall specify certificates for such shares of Burlington Stock or Minerals Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation will as soon as practicable after such surrender of certificates representing shares of

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                  Burlington Stock or Minerals Stock deliver to the person for whose account such shares of Burlington Stock or Minerals Stock were so surrendered, or to his or her nominee or nominees, certificates representing the number of whole shares of the kind of capital stock to which he or she shall be entitled as aforesaid, together with any fractional payment contemplated by Section 2(e)(ii).

                           (v) From and after any applicable Exchange Date, all
                  rights of a holder of shares of Burlington Stock or Minerals Stock, as the case may be, that were exchanged shall cease except for the right, upon surrender of the certificates representing such shares of Burlington Stock or Minerals Stock, respectively, to receive certificates representing shares of the capital stock for which such shares were exchanged together with any fractional payment contemplated by
                  Section 2(e)(ii) and rights to dividends as provided in
                  Section 2(e)(iii). No holder of a certificate that immediately prior to the applicable Exchange Date for Burlington Stock or Minerals Stock, as the case may be, represented shares of Burlington Stock or Minerals Stock, respectively, shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into which Burlington Stock or Minerals Stock, respectively, was exchanged until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after an Exchange Date for Burlington Stock or Minerals Stock, the Corporation shall, however, be entitled to treat the certificates for Burlington Stock or Minerals Stock, respectively, that have not yet been surrendered for exchange as evidencing the ownership of the number of whole shares of the kind of capital stock for which the shares of Burlington Stock or Minerals Stock represented by such certificates shall have been exchanged, notwithstanding the failure to surrender such certificates.

                           (vi) The Corporation will pay any and all
                  documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock on exchange of shares of

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                  Burlington Stock or Minerals Stock pursuant hereto. The
                  Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Burlington Stock or Minerals Stock so exchanged were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

         3. Voting Rights. (a) The holders of Brink's Stock, Burlington Stock and Minerals Stock shall vote together as a single voting group on all matters; provided, however, that, except as provided below with respect to amending voting rights of Minerals Stock, the holders of Brink's Stock, Burlington Stock or Minerals Stock, as the case may be, voting separately as a separate voting group, shall be entitled to approve by the vote of a majority of the shares of Brink's Stock, Burlington Stock or Minerals Stock, as the case may be, then outstanding any proposed amendment to these Restated Articles of Incorporation to the extent prescribed by Section 13.1-708 of the Virginia Stock Corporation Act. Each holder of Brink's Stock shall be entitled to one vote, in person or by proxy, for each share of Brink's Stock standing in his or her name on the stock transfer books of the Corporation. Except as otherwise provided below and subject to the provisions of Section 5, each holder of Burlington Stock and each holder of Minerals Stock shall be entitled to one vote and 0.626 votes, respectively, in person or by proxy, for each share of Burlington Stock or Minerals Stock, respectively, standing in his or her name on the stock transfer books of the Corporation from the Effective Date to and including December 31, 1997. On January 1, 1998, and on each January 1 every two years thereafter, the number of votes to which the holder of each share of Burlington Stock and the holder of each share of Minerals Stock shall be entitled shall be adjusted and fixed for two-year periods to equal the quotient of (i) the quotient of (x) the Aggregate Market Capitalization of Burlington Stock or Minerals Stock, respectively, on each such date and (y) the Aggregate Market Capitalization of the Company on each such date, divided by (ii) the number of shares of Burlington Stock or Minerals Stock, respectively, outstanding on each such date. Any proposed amendment to these Restated Articles of Incorporation that would affect or otherwise adjust the voting rights of the holders of Minerals Stock shall be approved in a vote of holders of Minerals Stock, voting as a separate voting group, by the greater of: (i) the affirmative vote of two-thirds of all votes cast on the amendment by the holders of Minerals Stock entitled to vote on such amendment and present or represented at a meeting at which a quorum of Minerals Stock exists; or (ii) the affirmative vote of

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a majority of the then outstanding votes of Minerals Stock. The Board of
Directors shall take such action to implement such changes in the voting rights of Burlington Stock or Minerals Stock as may be required pursuant to this
Section 3(a).

                  (b) Unless the Board of Directors conditions its submission of a particular matter on receipt of a greater vote or on any other basis permitted by applicable law, the vote of the holders of a majority of the outstanding shares of Brink's Stock, Burlington Stock and Minerals Stock, voting together as a single voting group, is required for approval of any of the following that by applicable law are required to be submitted to shareholders for their approval: (i) any amendment or restatement of these Articles of Incorporation, except as otherwise provided in Section 3(a) or prescribed by Section 13.1-708 of the Virginia Stock Corporation Act; (ii) a plan of merger; (iii) a plan of share exchange, except as otherwise provided in Section 2; (iv) the sale, lease, exchange or other disposition of all or substantially all the property of the Corporation otherwise than in the usual and regular course of its business; or (v) a proposal to dissolve the Corporation. The foregoing provisions shall not be construed to alter or modify in any respect the voting requirements prescribed by the Virginia Stock Corporation Act which would in the absence of such provisions be applicable to approval of any affiliated transaction (as defined in said Act) or any amendment of the Restated Articles of Incorporation of the Corporation relating to the vote required for approval of any affiliated transaction.

         4. Liquidation Rights. Subject to the provisions of Section 5, in the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of Preferred Stock the full preferential amounts to which they are entitled, (a) the holders of Brink's Stock shall be entitled to receive, on a per share basis in proportion to the total number of then outstanding shares of Brink's Stock to the Total Liquidation Shares, (b) the holders of Burlington Stock shall be entitled to receive, on a per share basis in proportion to the total number of then outstanding shares of Burlington Stock to the Total Liquidation Shares and (c) the holders of Minerals Stock shall be entitled to receive, on a per share basis in proportion to the then outstanding shares of Minerals Stock increased by the Nominal Shares to the Total Liquidation Shares, in each case determined as of the fifth Business Day prior to the date of the public announcement of (i) a voluntary dissolution, liquidation or winding up of the Corporation or (ii) the institution of a proceeding for the involuntary dissolution, liquidation or winding up of the Corporation, the funds of the

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Corporation remaining for distribution to its common shareholders.

         5. Subdivision or Combination. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of any of Brink's Stock, Burlington Stock or Minerals Stock, the voting and liquidation rights of Burlington Stock and Minerals Stock relative to Brink's Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting or liquidation rights of any class.

         6. Definitions. As used in this Division I, the following terms shall have the following meanings (with each term defined in the singular having the comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

                  "Aggregate Market Capitalization" shall mean, with respect to the Company or any class of Common Stock as of any date of determination, the product of (i) the Fair Market Value of all classes of Common Stock or any such class, as the case may be, as of such date and (ii) the number of shares of all such classes of Common Stock or of any such class, as the case may be, issued and outstanding as of such date.

                  "Available Minerals Dividend Amount", on any date, shall mean the greatest of (a) an amount equal to (i) $50 million, increased or decreased, as appropriate, to reflect (A) Minerals Net Income from the close of business on June 30, 1993, (B) any dividends or other distributions declared or paid with respect to, or repurchases or issuances of, any shares of Minerals Stock or any shares of Preferred Stock attributed to Pittston Minerals Group and (C) any other adjustments to shareholders' equity of Pittston Minerals Group made in accordance with generally accepted accounting principles, less (ii) the aggregate stated capital of any outstanding shares of Preferred Stock attributed to Pittston Minerals Group; (b) in the discretion of the Board of Directors, the excess of the fair value of the net assets of Pittston Minerals Group, as determined by the Board of Directors on a basis corresponding to one of those set forth in Section 13.1-643 of the Virginia Stock Corporation Act with respect to a single corporation, over the aggregate stated capital of any outstanding shares of Preferred Stock attributed to Pittston Minerals Group; or (c) an amount equal to Minerals Net Income (if positive) for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

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                  "Business Day" shall mean each weekday other than any day on which Brink's Stock, Burlington Stock or Minerals Stock is not traded on any national securities exchange or the National Association of Securities Dealers Automated Quotations System or in the over-the-counter market.

                  "Convertible Securities" shall mean any securities of the Corporation that are convertible into or evidence the right to purchase any shares of Brink's Stock, Burlington Stock or Minerals Stock, pursuant to antidilution provisions of such securities or otherwise.

                  "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

                  "Effective Date" shall mean the close of business on the date on which the State Corporation Commission of Virginia issues a certificate of amendment relating to these Articles of Amendment to the Restated Articles of Incorporation.

                  "Exchange Date" shall mean any date fixed for an exchange of shares of Burlington Stock or Minerals Stock, as the case may be, as set forth in a notice to holders of Burlington Stock or Minerals Stock, respectively, pursuant to Section 2(e)(i).

                  "Fair Market Value" of shares of any class of Common Stock on any date means the average of the daily closing prices thereof for the 10 consecutive Business Days commencing on the 30th Business Day prior to the date in question. The closing price for each Business Day shall be (i) if such shares are listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Composite Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such New York Stock Exchange Composite Tape shall not be in use or shall not report transactions in such shares, the last reported sales price regular way on the principal national securities exchange on which such shares are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of stock has been traded during such 10 consecutive Business Days), or, if there is no transaction on any such Business Day in any such situation, the mean of the bid and asked prices on such Business Day, or (ii) if such shares are not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the National Association of Securities

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         Dealers Automated Quotations System or a similar source selected from time to time by the Corporation for this purpose. In the event such closing prices are unavailable, the Fair Market Value of such shares shall be determined by the Board.

                  "Minerals Net Income" shall mean the net income or loss of Pittston Minerals Group determined in accordance with generally accepted accounting principles, including income and expenses of the Corporation attributed to the operations of Pittston Minerals Group on a substantially consistent basis, including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

                  "Nominal Shares" shall mean 4,202,954 shares of Minerals Stock which has been used to establish the initial liquidation percentages among each class of Common Stock as of the Effective Date.

                  "Pittston Brink's Group" shall mean, at any time all the businesses in which the Corporation is or has been engaged, directly or indirectly, and all assets and liabilities of the Corporation, other than any businesses, assets or liabilities constituting Pittston Burlington Group or Pittston Minerals Group.

                  "Pittston Burlington Group" shall mean, at any time, (a) all the businesses in which Burlington Air Express Inc. and its subsidiaries (or any of their predecessors) are or have been engaged, directly or indirectly, (b) all assets and liabilities of the Corporation to the extent attributed to any of such businesses, whether or not such assets or liabilities are or were assets and liabilities of such businesses, and (c) such businesses, assets, and liabilities acquired by the Corporation for Pittston Burlington Group after the Effective Date and determined by the Board of Directors to be included in Pittston Burlington Group.

                  "Pittston Minerals Group" shall mean, at any time, (a) all the businesses in which Pittston Coal Company and its subsidiaries (or any of their predecessors) are or have been engaged, directly or indirectly, (b) all the businesses in which Pittston Mineral Ventures Company and its subsidiaries (or any of their predecessors) are or have been engaged, directly or indirectly, (c) all assets and liabilities of the Corporation to the extent attributed to any of such businesses, whether or not such assets or liabilities are or were assets and liabilities of such businesses, and (d) such businesses, assets, and liabilities acquired by the Corporation for Pittston Minerals Group after the Effective

         Date and determined by the Board of Directors to be included in Pittston Minerals Group.

                  "Total Liquidation Shares" shall mean, as of any date, the total number of outstanding shares of Brink's Stock, Burlington Stock and Minerals Stock on such date, plus the Nominal Shares.

         7. Determinations by the Board of Directors. Any determinations made by the Board of Directors of the Corporation or any committee of the Board, a majority of which are "disinterested directors", under any provision in this Division I of Article III shall be final and binding on all shareholders of the Corporation. For this purpose, any director who is not an employee of or a consultant to the Corporation and who is not, directly or indirectly, the beneficial owner of 1 percent or more of the outstanding shares of Common Stock shall be considered "disinterested", even though such director may beneficially own a greater amount of one class of Common Stock than of the other class of Common Stock.

                                                    DIVISION II

         Subject to applicable laws and to this Article III, the Board of Directors of the Corporation may determine the preferences, limitations and relative rights of the Preferred Stock and of any series of such Preferred Stock. Such determination may include, without limitation, provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, convertibility, distribution and preference on dissolution or otherwise.

                                   Terms of the Preferred Stock are as follows:

         A.       Series A Participating Cumulative Preferred Stock

         1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"). The number of shares initially constituting the Series A Preferred Stock shall be 50,000; provided, however, that if more than a total of 50,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Pittston Brink's Group Rights issued pursuant to the Amended and Restated Rights Agreement dated as of January 19, 1996, between the Corporation and Chemical Bank, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, shall direct by resolution or resolutions that articles of amendment to these Articles of Incorporation be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 13.1-604 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

         2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock not by its terms ranking on a parity with, or junior to, the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, and (2) dividends payable in cash on the payment date for each cash dividend declared on Brink's Stock in an amount per whole share (rounded to the nearest cent) equal to the Brink's Formula Number (as defined below) then in effect times the cash dividends then to be paid on each share of Brink's Stock. In addition, if the Corporation shall pay any dividend or make any distribution on Brink's Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Brink's Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding share of Series A Preferred Stock a dividend or distribution in like kind of the Brink's Formula Number then in effect times such dividend or distribution on each share of Brink's Stock. As used herein, the "Brink's Formula Number" shall be 1,000; provided, however, that if at any time after January 19, 1996, the Corporation shall (x) declare or pay any dividend on Brink's Stock payable in shares of Brink's Stock or make any distribution on Brink's Stock in shares of Brink's Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Brink's Stock into a larger number of shares of Brink's Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Brink's Stock into a smaller number of shares of Brink's Stock, then in each such event the Brink's Formula Number shall be adjusted to a number determined by multiplying the Brink's Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Brink's Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Brink's Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after January 19, 1996, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Brink's Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Brink's Formula Number shall be appropriately adjusted to reflect such reclassification or change.

                  (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) above immediately prior to or at the same time it declares a dividend or distribution on Brink's Stock (other than a dividend or distribution solely in shares of Brink's Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Brink's Stock) shall have been declared on Brink's Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on Brink's Stock.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on Brink's Stock unless, in each case, the dividend required by this
         Section 2 to be declared on the Series A Preferred Stock shall have been declared.

                  (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

         3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the product of (1) the Brink's Formula Number then in effect for each share of Series A Preferred Stock held of record on each matter on which holders of Brink's Stock are entitled to vote times (2) the maximum number of votes per share which the holders of Brink's Stock then have with respect to such matter.

                  (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock, the holders of shares of Brink's Stock and the holders of any other class of capital stock entitled to vote in the election of directors shall vote together as one class for the election of directors of the Corporation. In addition, the holders of Series A Preferred Stock and the holders of Brink's Stock shall vote together as one class on all other matters submitted to a vote of holders of Brink's Stock.

                  (c) If at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with other holders of capital stock as set forth in Section 3(a) for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of such other holders, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Brink's Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

                  (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Brink's Stock as set forth herein) for authorizing or taking any corporate action.

         4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A
Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration
                  any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $26.67 per share or
(ii) an aggregate amount per share equal to the Brink's Formula Number then in effect times the aggregate amount to be distributed per share to holders of Brink's Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Brink's Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Brink's Formula Number then in effect times the aggregate amount of stock, securities, cash or other property (payable in kind), as the case may be, into which or for which each share of Brink's Stock is exchanged or changed.

         7. Redemption; No Sinking Fund. (a) The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time at which, in the good faith determination of the Board of Directors, no person beneficially owns more than 10 percent of the aggregate voting power represented by all the outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors of the Corporation, at a cash price per share equal to (i) 125 percent of the product of the Brink's Formula Number times the Brink's Stock Market Value (as such term is hereinafter defined), plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Brink's Stock Market Value" on any date shall be deemed to be the average of the daily closing prices, per share, of Brink's Stock for the 30 consecutive Trading Days immediately prior to the date in question. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system if Brink's Stock is listed or admitted to trading on a national securities exchange or, if Brink's Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such Trading Day Brink's Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Brink's Stock selected by the Board of Directors of the Corporation. If on any such Trading Day no market maker is making a market in Brink's Stock, the fair value of Brink's Stock on such Trading Day shall mean the fair value of Brink's Stock as determined in good faith by the Board of Directors of the Corporation. "Trading Day" shall mean a day on which the principal national securities exchange on which Brink's Stock is listed or admitted to trading is open for the transaction of business or, if Brink's Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized or obligated by law or executive order to close.

                  (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

         8. Ranking. The Series A Preferred Stock shall rank senior to Brink's Stock, Minerals Stock and Burlington Stock, on a parity with the Corporation's Series B Participating Cumulative Preferred Stock, par value $10 per share, and the Corporation's Series D Participating Cumulative Preferred Stock, par value $10 per share, and junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

         9. Fractional Shares. The Series A Preferred Stock shall be issuable upon exercise of Pittston Brink's Group rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is not smaller than one one-thousandth (1/1000th) of a share or any integral multiple of such fraction. At the election of the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, either (1) certificates may be issued to evidence such authorized fraction of a share of Series A Preferred Stock, or (2) any such authorized fraction of a share of Series A Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Preferred Stock.

         10. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the first paragraph of Division II of Article III.

         11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of more than 66-2/3 percent of the outstanding shares of Series A Preferred Stock, voting as a separate class.

         B.       Series B Participating Cumulative Preferred Stock

         1. Designation and Number of Shares. The shares of such series shall be designated as "Series B Participating Cumulative Preferred Stock" (the "Series B Preferred Stock"). The number of shares initially constituting the Series B Preferred Stock shall be 20,000; provided, however, that if more than a total of 20,000 shares of Series B Preferred Stock shall be issuable upon the exercise of Pittston Minerals Group Rights issued pursuant to the Amended and Restated Rights Agreement dated as of January 19, 1996, between the Corporation and Chemical Bank, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, shall direct by resolution or resolutions that articles of amendment to these Articles of Incorporation be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 13.1-604 thereof, providing for the total number of shares of Series B Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

         2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock not by its terms ranking on a parity with, or junior to, the shares of Series B Preferred Stock with respect to dividends, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series B Preferred Stock, of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series B Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock, and (2) dividends payable in cash on the payment date for each cash dividend declared on Minerals Stock in an amount per whole share (rounded to the nearest cent) equal to the Minerals Formula Number (as defined below) then in effect times the cash dividends then to be paid on each share of Minerals Stock. In addition, if the Corporation shall pay any dividend or make any distribution on Minerals Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Minerals Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding share of Series B Preferred Stock a dividend or distribution in like kind of the Minerals Formula Number then in effect times such dividend or distribution on each share of Minerals Stock. As used herein, the "Minerals Formula Number" shall be 1,000; provided, however, that if at any time after July 26, 1993, the Corporation shall (x) declare or pay any dividend on Minerals Stock payable in shares of Minerals Stock or make any distribution on Minerals Stock in shares of Minerals Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Minerals Stock into a larger number of shares of Minerals Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Minerals Stock into a smaller number of shares of Minerals Stock, then in each such event the Minerals Formula Number shall be adjusted to a number determined by multiplying the Minerals Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Minerals Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Minerals Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that if at any time after July 26, 1993, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Minerals Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Minerals Formula Number shall be appropriately adjusted to reflect such reclassification or change.

                  (b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in Section 2(a) above immediately prior to or at the same time it declares a dividend or distribution on Minerals Stock (other than a dividend or distribution solely in shares of Minerals Stock); provided, however, that in the event no dividend or distribution (other than a dividend or distribution in shares of Minerals Stock) shall have been declared on Minerals Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on Minerals Stock.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series B Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (d) So long as any shares of the Series B Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on Minerals Stock unless, in each case, the dividend required by this
         Section 2 to be declared on the Series B Preferred Stock shall have been declared.

                  (e) The holders of the shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

         3.  Voting Rights.  The holders of shares of Series B
Preferred Stock shall have the following voting rights:

                  (a) Each holder of Series B Preferred Stock shall be entitled to a number of votes equal to the product of (1) the Minerals Formula Number then in effect for each share of Series B Preferred Stock held of record on each matter on which holders of Minerals Stock are entitled to vote times (2) the maximum number of votes per share which the holders of Minerals Stock then have with respect to such matter.

                  (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series B Preferred Stock, the holders of shares of Minerals Stock and the holders of any other class of capital stock entitled to vote in the election of directors shall vote together as one class for the election of directors of the Corporation. In addition, the holders of Series B Preferred Stock and the holders of Minerals Stock shall vote together as one class on all other matters submitted to a vote of holders of Minerals Stock.

                  (c) If at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series B Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with other holders of capital stock as set forth in Section 3(a) for the election of other directors of the Corporation, the holders of record of the Series B Preferred Stock, voting separately as a class to the exclusion of such other holders, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series B Preferred Stock being entitled to cast a number of votes per share of Series B Preferred Stock equal to the Minerals Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series B Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series B Preferred Stock in this Section 3.

                  (d) Except as provided herein, in Section 11 or by applicable law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Mineral Stock as set forth herein) for authorizing or taking any corporate action.

         4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series B Preferred Stock;

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series B Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the

                  Series B Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration
                  any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $40 per share or (ii) an aggregate amount per share equal to the Minerals Formula Number then in effect times the aggregate amount to be distributed per share to holders of Minerals Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Minerals Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Minerals Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Minerals Stock is exchanged or changed.

         7. Redemption; No Sinking Fund. (a) The outstanding shares of Series B Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time at which, in the good faith determination of the Board of Directors, no person beneficially owns more than 10 percent of the aggregate voting power represented by all the outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors of the Corporation, at a cash price per share equal to (i) 125 percent of the product of the Minerals Formula Number times the Minerals Stock Market Value (as such term is hereinafter defined), plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The "Minerals Stock Market Value" on any date shall be deemed to be the average of the daily closing prices, per share, of Minerals Stock for the 30 consecutive Trading Days immediately prior to the date in question. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system if Minerals Stock is listed or admitted to trading on a national securities exchange, or, if Minerals Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such Trading Day Minerals Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional marketmaker making a market in Minerals Stock selected by the Board of Directors of the Corporation. If on any such Trading Day no market maker is making a market in Minerals Stock, the fair value of Minerals Stock on such Trading Day shall mean the fair value of Minerals Stock as determined in good faith by the Board of Directors of the Corporation. "Trading Day" shall mean a day on which the principal national securities exchange on which Minerals Stock is listed or admitted to trading is open for the transaction of business or, if Minerals Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized or obligated by law or executive order to close.

                  (b) The shares of Series B Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

         8. Ranking. The Series B Preferred Stock shall rank senior to Brink's Stock, Minerals Stock and Burlington Stock, on a parity with the Corporation's Series A Participating Cumulative Preferred Stock, par value $10 per share, and the Corporation's Series D Participating Cumulative Preferred Stock, par value $10 per share, and junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

         9. Fractional Shares. The Series B Preferred Stock shall be issuable upon exercise of Pittston Minerals Group Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is not smaller than one one-thousandth (1/1000th) of a share or any integral multiple of such fraction. At the election of the Corporation, prior to the first issuance of a share or a fraction of a share of Series B Preferred Stock, either (1) certificates may be issued to evidence such authorized fraction of a share of Series B Preferred Stock, or (2) any such authorized fraction of a share of Series B Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series B Preferred Stock.

         10. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the first paragraph of Division II of Article III.

         11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series B Preferred Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of more than 66-2/3 percent of the outstanding shares of Series B Preferred Stock, voting as a separate class.

         C.       $31.25 Series C Cumulative Convertible Preferred Stock

         1. Designation and Number of Shares. The shares of such series shall be designated "$31.25 Series C Cumulative Convertible Preferred Stock" (hereinafter called "this Series"). The number of shares constituting this Series is 161,000. Shares of this Series shall have a stated capital of $10.00 per share. The number of authorized shares of this Series may be reduced by further resolution adopted by the Board of Directors and by the filing of articles of amendment pursuant to the provisions of the Virginia Stock Corporation Act stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be so increased.

         2.       Dividends.

                  (a) The annual dividend for each share of this Series shall be $31.25. Such dividends shall be cumulative from the date of original issue of such shares, and shall be payable, in cash, when, as and if declared by the Board of Directors, out of funds legally available for such purpose on the first calendar day of March, June, September and December of each year, commencing March 1, 1994; provided, however, that if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next calendar day which is not a Saturday, Sunday or legal holiday.

                  (b) Each dividend on shares of this Series shall be paid to the holders of record of such shares as they appear on the stock transfer books of the Corporation on such record date, not exceeding 70 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends in arrears for any past dividend period or any part thereof may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 70 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                  (c) Except as hereinafter provided, no dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking substantially equal ("parity") or junior to this Series as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid on this Series for all past dividend periods. When dividends are not paid in full, as aforesaid, upon the shares of this Series, all dividends declared upon shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends per share on this Series and such other Preferred

         Stock shall in all cases bear to each other the same ratio that accrued dividends per share on this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                  (d) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to this Series as to dividends and upon liquidation and other than as provided in Section 2(c)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or any other stock of the Corporation ranking junior to, or on a parity with, this Series as to dividends or upon liquidation, nor shall any Common Stock nor any other stock of the Corporation ranking junior to, or on a parity with, this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid for all past dividend periods.

                  (e) Dividends payable on this Series for each full quarterly dividend period shall be computed by dividing the annual dividend by four. Dividends payable on this Series for any period shorter or longer than a full quarterly dividend period, including for the initial dividend period, shall be computed on the basis of a 360-day year of twelve 30-day months.

         3. Optional Redemption. Except as provided in Section 4, the shares of this Series shall not be redeemable by the Corporation prior to February 1, 1997. On and after February 1, 1997, shares of this Series may be redeemed, in whole at any time or in part from time to time, at the option of the Corporation, out of funds legally available for such purpose, for cash in an amount equal to the following Redemption Prices if redeemed during the twelve-month period beginning February 1 of the year indicated below, upon giving notice as provided in Section 5:

                                                              Redemption
Year                                                             Year

1997.......................................................... $521.875
1998..........................................................  518.750
1999..........................................................  515.625
2000..........................................................  512.500
2001..........................................................  509.375
2002..........................................................  506.250
2003..........................................................  503.125
2004 and thereafter...........................................  500.000

plus, in each case, an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption.

         4.       Mandatory Redemption.

                  (a) Acquisition Redemption. If the Acquisition is not consummated on or prior to March 1, 1994, shares of this Series shall be redeemed by the Corporation, in whole, out of funds legally available for such purpose, for cash in an amount equal to the Redemption Price plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption (such a redemption is hereinafter referred to as an "Acquisition Redemption"). The Redemption Date of shares of this Series pursuant to this Section 4(a) shall be on or prior to March 11, 1994, as fixed by the Board of Directors.

                  (b) Pittston Minerals Group Special Events. If (i) the Corporation or any of its Subsidiaries shall enter into a transaction or series of transactions resulting in the Disposition of all or substantially all of the properties and assets of Pittston Minerals Group under circumstances where the Corporation is not required to exchange outstanding shares of Minerals Stock for shares of Brink's Stock, Burlington Stock or other Common Stock (other than Minerals Stock) pursuant to Section 2(b) of Division I of Article III of these Articles of Incorporation or (ii) the Corporation shall pay a dividend on, or the Corporation or any of its Subsidiaries shall consummate a tender offer or exchange offer for, Minerals Stock, and the aggregate amount of such dividend or the consideration paid in such tender offer or exchange offer is an amount equal to all or substantially all of the properties and assets of Pittston Minerals Group (the events described in clauses (b)(i) and (ii) above are hereinafter collectively referred to as the "Pittston Minerals Group Special Events"), the Corporation shall redeem shares of this Series, in whole, within 60 days following any such Pittston Minerals Group Special Event, for cash in the amount equal to the Redemption Price, plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption. The Redemption Date on shares of this Series pursuant to this Section 4(b) shall be (A) the consummation date of the Disposition or the dividend payment date if such Pittston Minerals Group Special Event involves a Disposition or the payment of a dividend, respectively, or
         (B) the consummation date of the tender offer or exchange offer if such Pittston Minerals Group Special Event involves a tender offer or exchange offer, respectively. Any redemption pursuant to this Section 4(b) shall be conditioned upon the consummation of such Disposition, the payment of such dividend or the consummation of such tender offer or exchange offer, as the case may be.

                  In the event of a Disposition by the Corporation of any equity interest in any person, the entity or group in which the Corporation, directly or indirectly, owned a majority equity interest as of the date of such Disposition, which person, entity or group owned properties and assets of Pittston Minerals Group as of such date (a "Pittston Minerals Group Company"), to holders of all the outstanding shares of Minerals Stock on a pro rata basis, solely for the purpose of determining whether a Disposition of all or substantially all of the properties and assets of Pittston Minerals Group pursuant to clause (b)(i) above has occurred, a Disposition of the properties and assets of such Pittston Minerals Group Company shall only be deemed to have occurred if the Corporation, directly or indirectly, owns less than 20 percent of the entire equity interest in such Company immediately after the occurrence of such Disposition.

                  If the Corporation exchanges all outstanding shares of Minerals Stock for shares of Brink's Stock, Burlington Stock or other Common Stock (other than Minerals Stock) pursuant to Section 2 of Division I of Article III of these Articles of Incorporation and, subsequent to such exchange, any event substantially similar to any Pittston Minerals Group Special Event occurs in respect of Brink's Stock or Burlington Stock, at which time there is another class of Common Stock outstanding other than Brink's Stock or Burlington Stock, the Corporation shall redeem the shares of this Series, in whole, for cash in the amount equal to the Redemption Price, plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption. The Redemption Date shall occur, and the conditions in respect thereof, shall be determined in a manner described above with respect to any redemption resulting from any substantially similar Pittston Minerals Group Special Event.

         5. General Redemption Provisions. The following general redemption provisions shall apply, as the context requires, to any redemption of any shares of this Series pursuant to Sections
3 and 4:

                  (a) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable; provided, however, that the Corporation may redeem any number of shares of this Series owned by holders whose aggregate holdings of such shares do not exceed 100 as may be specified by the Corporation.

                  (b) In the event the Corporation shall redeem shares of this Series pursuant to Section 3, notice of such redemption shall be given, on a date at least 30 days but not more than 60 days prior to the date fixed for such redemption by the Board of Directors to each holder of record of the shares of this Series to be redeemed. Notice of an Acquisition Redemption pursuant to Section 4(a) shall be given not less than 10 days prior to the date fixed for such redemption by the Board of Directors to each holder of record of the shares of this Series. Notice of redemption in connection with any Pittston Minerals Group Special Event shall be given (i) if such Event involves a Disposition or the payment of a dividend, not less than 45 days prior to the date selected by the Board of Directors for the consummation of such Disposition or the payment of such dividend or (ii) if such Event involves a tender offer or exchange offer, on the date of public announcement thereof (but in any event not less than 30 days prior to such redemption). Such notice shall be given by first class mail, postage prepaid, at such holder's address as the same appears on the stock transfer books of the Corporation. Neither the failure to mail, to any particular holder, any notice required by this Section 5(b) nor any defect therein or in the mailing thereof shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such notice shall state as appropriate: (i) the Redemption Date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number or proportion of such shares to be redeemed from such holder; (iii) the Redemption Price to be paid in respect of the redemption; (iv) the place or places where certificates for such shares are to be surrendered for the payment of the Redemption Price;
         (v) whether the Corporation is depositing with a bank or trust company on or before the applicable Redemption Date as provided in Section 5(d) an adequate amount of money for the payment of the Redemption Price and, if so, the proposed date of such deposit; (vi) the then current Conversion Price (including, to the extent any event then known to the Corporation will result in an adjustment to the Conversion Price on or prior to the Redemption Date, such adjusted Conversion Price and date of such adjustment) and the date on which the right of holders to convert shall terminate; (vii) the amount of accrued and unpaid dividends in respect of the shares of this Series to be redeemed; and (viii) that dividends on shares of this Series to be redeemed shall cease to accrue on the Redemption Date.

                  (c) Notice having been given as provided in Section 5(b), from and after the Redemption Date (unless default shall be made by the Corporation in providing an adequate amount of money for the payment of the Redemption Price necessary to effect such redemption in accordance with the terms hereof) (i) dividends on the shares of this Series so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of shares of this Series shall cease (except the right to receive from the Corporation the Redemption Price, without interest thereon, upon surrender and endorsement of their certificates). Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, unless the Corporation shall waive such requirement), such shares shall be so redeemed by the Corporation.

                  (d) The Corporation's obligation to provide an adequate amount of money for the payment of the Redemption Price necessary to effect any redemption in accordance with Sections 3 and 4 shall be deemed fulfilled if, on or before the applicable Redemption Date, the Corporation shall deposit with a bank or trust company that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, an amount of money adequate for the payment of the aggregate Redemption Price necessary for such redemption in accordance with the terms hereof, in trust, with irrevocable instructions that such money be applied to the redemption of the shares of this Series so called for redemption. No interest shall accrue for the benefit of the holders of shares of this Series to be redeemed on any money so payable by the Corporation in respect of any redemption. Subject to applicable escheat laws, any money unclaimed at the end of two years from the related Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such money. In case fewer than all the shares of this Series represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (e) Any shares of this Series which shall at any time have been redeemed shall, upon the taking of any action required by law, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                  (f) Notwithstanding the foregoing provisions of Sections 3 through 5, unless the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid for all past dividend periods, the Corporation may not (i) redeem in part shares of this Series other than on a pro rata basis or (ii) purchase or otherwise acquire any shares of this Series other than pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

         6. Conversion. Holders of shares of this Series shall have the right to convert all or a portion of such shares into shares of Minerals Stock in accordance with the provisions of this Section 6. For purposes of this Section 6, references to shares of this Series shall apply equally to fractional shares thereof, but only to the extent such fractional shares are integral multiples of one-tenth of one share of this Series.

                  (a) Subject to and upon compliance with the provisions of this
         Section 6, a holder of shares of this Series shall have the right, at such holder's option, at any time after March 11, 1994, to convert such shares into the number of fully paid and nonassessable shares of Minerals Stock equal to the quotient of (i) the product of the initial liquidation preference for shares of this Series of $500.00 per share times the number of shares of this Series to be converted, divided by
         (ii) the Conversion Price (as in effect on the date provided for in the last paragraph of Section 6(b)) by surrendering the certificates representing such shares to be converted, such surrender to be made in the manner provided in accordance with this Section 6; provided, however, that the right to convert shares of this Series called for redemption pursuant to (A) Sections 3, 4(a) and 4(b) (but, in the case of Section 4(b), only to the extent the Pittston Minerals Group Special Event does not involve the payment of a dividend) shall terminate at the close of business on the related Redemption Date or (B) Section 4(b) (but only to the extent the Pittston Minerals Group Special Event involves the payment of a dividend) shall terminate on the 31st day prior to the date selected by the Board of Directors for the payment of such dividend, unless the Corporation shall default in making payment of any moneys payable upon such redemption under Sections 3 and 4.

                  (b) In order to exercise the conversion right, the holder of any shares of this Series to be converted shall surrender the certificate representing such shares, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such shares or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of this Series are registered, any shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                  Holders of shares of this Series at the close of business on a record date for determining shareholders entitled to receive a dividend shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date (except that holders of shares called for redemption on a Redemption Date occurring between the close of business on such record date and the opening of business on such dividend payment date shall not be entitled to receive such dividend on such dividend payment date) notwithstanding the conversion thereof following the close of business on such dividend record date and prior to the opening of business on such dividend payment date. However, shares of this Series surrendered for conversion during the period between the close of business on such dividend record date and the opening of business on such dividend payment date (except shares called for redemption on a Redemption Date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of this Series on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Minerals Stock on a dividend payment date will receive the dividend payable by the Corporation on such shares of this Series on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of such shares for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Minerals Stock issued upon such conversion.

                  As promptly as practicable after the surrender of certificates for shares of this Series as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Minerals Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 6, and any fractional interest in respect of a share of Minerals Stock arising upon such conversion shall be settled as provided in Section 6(c).

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of this Series shall have been surrendered and the notice referred to in the third preceding paragraph (and, if applicable, payment of an amount equal to the dividend payable on such shares as described in the second preceding paragraph) shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Minerals Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date.

                  (c) No fractional shares or scrip representing fractions of shares of Minerals Stock or any other Common Stock of the Corporation shall be issued upon conversion of any share of this Series. Instead of any fractional interest in a share of Minerals Stock or such other Common Stock that would otherwise be deliverable upon the conversion of a share of this Series, the Corporation shall pay to the holder of such share an amount in cash based upon the Closing Price of Minerals Stock or such other Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Minerals Stock or such other Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of this Series so surrendered.

                  (d) The Conversion Price per share of Minerals Stock shall be adjusted from time to time as follows:

                           (i) If the Corporation shall, after the date on which
                  shares of this Series are initially issued, (A) pay a dividend or make a distribution on any class of its capital stock in shares of Minerals Stock, (B) subdivide the outstanding Minerals Stock into a greater number of shares or (C) combine the outstanding Minerals Stock into a smaller number of shares, then the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the day next following the day on which such subdivision or combination becomes effective, as the case may be, shall be adjusted so that the holder of any share of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Minerals Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision or combination. An adjustment made pursuant to this Section 6(d)(i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in Section 6(m)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision or combination.

                           (ii) If the Corporation shall issue, after the date
                  on which shares of this Series are initially issued, rights or warrants (other than any rights or warrants (including Minerals Rights) referred to in Section 6(d)(iii) below) to all holders of Minerals Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Minerals Stock at a price per share less than the Current Market Price per share of Minerals Stock on the record date for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the day next following the date fixed for such determination by
                  (B) a fraction, the numerator of which shall be the sum of (I) the number of shares of Minerals Stock outstanding on the close of business on the date fixed for such determination and
                  (II) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights or warrants for Minerals Stock would purchase at such Current Market Price and the denominator of which shall be the sum of (x) the number of shares of Minerals

                  Stock outstanding on the close of business on the date fixed for such determination and (y) the number of additional shares of Minerals Stock offered for subscription or purchase pursuant to such rights or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 6(m)). In determining whether any rights or warrants entitle the holders of Minerals Stock to subscribe for or purchase shares of Minerals Stock at less than the Current Market Price thereof, there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

                           (iii) If the Corporation shall distribute to all
                  holders of Minerals Stock any shares of capital stock (other than Common Stock of the Corporation), evidences of indebtedness, cash or other assets of the Corporation (including securities, but excluding (A) any dividend or distribution referred to in Section 6(d)(i), (B) any rights or warrants referred to in Section 6(d)(ii) or in the second paragraph of this section 6(d)(iii), (C) any dividend or distribution paid exclusively in cash or (D) any stocks, securities or other property received as a result of a transaction referred to in Section 6(f) (any of the foregoing being hereinafter referred to in this Section 6(d)(iii) as the "Securities"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Minerals Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors) of the portion of the Securities so distributed to one share of Minerals Stock and the denominator of which shall be the Current Market Price per share of the Minerals Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the day next following the record date for the determination of shareholders entitled to receive such distribution (except as provided in Section 6(m)).

                           With respect to the Amended and Restated Rights
                  Agreement dated as of July 26, 1993 (as amended, further restated or otherwise modified from time to time, the "Restated Rights Agreement") between the Corporation and Chemical Bank (terms used in this paragraph and not otherwise defined herein have the meanings ascribed thereto in the Restated Rights Agreement), the Conversion Price will be adjusted only when Minerals Rights issuable pursuant thereto become exercisable after the Corporation's right of redemption thereunder has expired. Subject to the foregoing, upon the later to occur of the Distribution Date and a Triggering Event (the "Adjustment Date"), the Conversion Price in effect at the opening of business on the Adjustment Date shall be adjusted to equal the price determined by multiplying (A) such Conversion Price by (B) a fraction, the numerator of which shall be equal to the Current Market Price per share of Minerals Stock on the Trading Day immediately prior to the Adjustment Date less an amount equal to the quotient of (I) the aggregate fair market value on the Adjustment Date (as determined by the Board of Directors) of Minerals Rights distributed under the Restated Rights Agreement divided by
                  (II) the number of shares of Minerals Stock outstanding on the Trading Date immediately prior to the Adjustment Date and the denominator of which shall be equal to such Current Market Price per share of Minerals Stock. Such adjustment shall become effective immediately after the opening of business on the day next following such Adjustment Date.

                           (iv) If the Corporation shall, by dividend or
                  otherwise, at any time distribute to all holders of Minerals Stock cash (excluding any regular quarterly dividend payable solely in cash, any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to Section 6(d)(iii) and cash that is distributed in a merger or consolidation to which Section 6(f) applies) in an aggregate amount that, together with (A) the aggregate amount of any other distributions to all holders of Minerals Stock made exclusively in cash (to which this Section 6(d)(iv) would otherwise apply) within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment has been made and (B) all excess Purchase Payments in respect of each tender offer or exchange offer for, or other negotiated purchase of, Minerals Stock concluded by the Corporation or any of its Subsidiaries within the 12 months preceding the date of payment of such distribution and in respect of which no Conversion Price adjustment has been made, exceeds an amount equal to 12 1/2 percent of the product of the Current Market Price per share of Minerals Stock on the date fixed for determination of holders of Minerals Stock entitled to receive such distribution times the number of shares of Minerals Stock outstanding on such date, then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) such Conversion Price in effect immediately prior to the Conversion Price adjustment contemplated by this Section 6(d)(iv) by (B) a fraction, the numerator of which shall be the Current Market Price per share of Minerals Stock on the date fixed for determination of holders of Minerals Stock entitled to receive such distribution less that combined amount of such cash and such Excess Purchase Payments so distributed applicable to one share of Minerals Stock and the denominator of which shall be such Current Market Price per share of Minerals Stock on such date of determination. Such adjustment shall become effective immediately prior to the opening of business on the day next following the date fixed for such determination.

                           (v) In case the Corporation or any of its
                  Subsidiaries makes a tender offer or exchange offer for, or other negotiated purchase of, all or any portion of Minerals Stock, if the aggregate amount of any Excess Purchase Payment, together with (A) the aggregate amount of any distributions made to all holders of Minerals Stock made exclusively in cash (excluding any regular quarterly dividend payable solely in cash, any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to Section 6(d)(iii) and cash that is distributed in a merger or consolidation to which Section 6(f) applies) within the 12 months preceding the consummation of such tender or exchange offer or other negotiated purchase and in respect of which no Conversion Price adjustment has been made and (B) all other excess Purchase Payments in respect of each tender or offer for, or other negotiated purchase of, Minerals Stock concluded by the Corporation or any of its Subsidiaries within the 12 months preceding the consummation of such tender or exchange offer or other negotiated purchase and in respect of which no Conversion Price adjustment has been made, exceeds an amount equal to 12 1/2 percent of the product of the Current Market Price per share of Minerals Stock on the consummation date of such tender or exchange offer or other negotiated purchase (any such date, the "Purchase Date") times the number of shares of Minerals Stock outstanding (including any tendered, exchanged or purchased shares) on such Purchase Date, then the

                  Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) such Conversion Price in effect immediately prior to such Purchase Date by (II) a fraction, the numerator of which shall be the Current Market Price per share of Minerals Stock on such Purchase Date less the combined amount of Excess Purchase Payments and such cash so distributed applicable to one share of Minerals Stock and the denominator of which shall be such Current Market Price per share on such Purchase Date. Such adjustment shall become effective immediately prior to the opening of business on the day next following such Purchase Date.

                           (vi) The Corporation from time to time may reduce the
                  Conversion Price by any amount for any period of at least 20 business days (or such other period as may then be required by applicable law), provided that the Board of Directors shall have determined that such reduction is in the best interests of the Corporation. No reduction in the Conversion Price pursuant to this Section 6(d)(vi) shall become effective unless the Corporation shall have mailed a notice, at least 15 days prior to the date on which such reduction is scheduled to become effective, to each holder of shares of this Series. Such notice shall be given by first class mail, postage prepaid, at such holder's address as the same appears on the stock transfer books of the Corporation. Such notice shall state the amount per share by which the Conversion Price will be reduced and the period for which such reduction will be in effect.

                           (vii) The Corporation may make such reductions in the
                  Conversion Price, in addition to those required by Sections 6(d)(i) through (v), as the Board of Directors determines to be necessary in order that any event treated for Federal income tax purposes as dividend of stock or stock rights will not be taxable to the recipients; provided, however, that any such reduction shall not be effective until written evidence of the action of the Board of Directors authorizing such reduction shall be filed with the Secretary of the Corporation and notice thereof shall have been given by first class mail, postage prepaid, to each holder of shares of this Series at such holder's address as the same appears on the stock transfer books of the Corporation.

                  (e) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1 percent in such Price;

         provided, however, that any adjustment that by reason of this Section 6(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this Section 6(e)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Minerals Stock or any other Common Stock into which shares of this Series are convertible. Notwithstanding any other provisions of this Section 6, the Corporation shall not be required to make any adjustment of any Conversion Price established hereunder for the issuance of any shares of Common Stock of the Corporation (including Minerals Stock) pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of such Common Stock under such plan. All calculations under this Section 6 shall be made to the nearest 1/100 of a cent (with $.00005 being rounded upward) or to the nearest 1/10,000 of a share (with .00005 of a share being rounded upward), as the case may be.

                  (f) If the Corporation shall be a party to any transaction (including, without limitation, a merger or consolidation of the Corporation and excluding any transaction as to which Section 6(d) applies), in each case as a result of which shares of Minerals Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof) (each of the foregoing being referred to herein as a "Transaction"), each share of this Series which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Minerals Stock into which one share of this Series was convertible immediately prior to such Transaction, assuming such holder of Minerals Stock (i) is not a person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Minerals Stock of the Corporation held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for the purpose of this Section 6(f) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 6(f) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the other party or parties to such transaction for the benefit of the holders of shares of this Series that will contain provisions enabling the holders of such shares that remain outstanding after such Transaction to convert into the consideration received by holders of Minerals Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Section 6(f) shall similarly apply to successive Transactions.

                  (g) The reclassification of Common Stock into which shares of this Series are then convertible into securities which include securities other than such Common Stock (other than any reclassification upon a consolidation or merger to which Section 6(f) applies) shall be deemed to involve (i) a distribution of such securities other than such Common Stock to all holders of such Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution") and (ii) a subdivision or combination, as the case may be, of the number of shares of such Common Stock outstanding immediately prior to such reclassification into the number of shares of such Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be the effective date of such subdivision or combination).

                  (h) If the Corporation shall, by dividend or otherwise, distribute to all holders of Minerals Stock or other class of Common Stock into which shares of this Series are then convertible shares of Common Stock other than Minerals Stock or any class of Common Stock into which shares of this Series are then convertible, each share of this Series shall be convertible, in addition to the number of shares of Minerals Stock and/or such other Common Stock into which such share is then convertible, into the number of shares of such other Common Stock receivable upon payment of such distribution to a holder of that number of shares or fraction thereof of Minerals Stock or such other Common Stock into which one share of this Series was convertible immediately prior to the record date fixed for the determination of shareholders entitled to receive such distribution. Shares of this Series shall become so convertible immediately after the opening of business on the date next following such record date (except as provided in Section 6(m)). In addition, a Conversion Price shall be established with respect to such Common Stock in an amount equal to the quotient of (i) the initial liquidation preference of $500.00 per share of this Series divided by (ii) the number of shares or fraction thereof of such Common Stock that a holder of one share of Minerals Stock or such other Common Stock into which shares of this Series are then convertible would be entitled to receive on the payment date for such distribution from and after any such date of determination of shareholders entitled to receive such distribution and, thereafter, Conversion Price adjustments as nearly as equivalent in type as may be practicable to the adjustments pursuant to Sections 6(d) through (f) which are to be made in respect of Minerals Stock shall be made in respect of shares of such Common Stock. Notwithstanding the foregoing and the provisions of Section 6(d)(iii), if the Corporation shall make such a distribution in Common Stock and, thereafter, all the shares of such Common Stock cease to be outstanding, on the date such shares of Common Stock cease to be outstanding (x) the shares of this Series shall cease to be convertible into shares of such Common Stock, (y) a distribution of shares of such Common Stock shall be deemed to have occurred on such date and (z) the Conversion Price for the class of Common Stock upon which such distribution was made, or if no shares of such class are then outstanding because shares of such class were exchanged for shares of another class of Common Stock, of such other class of Common Stock, shall be adjusted in the manner set forth in
         Section 6(d)(iii) to the same extent as if shares of the Common Stock in which such distribution was made were within the meaning of the term "Securities" in Section 6(d)(iii).

                  (i) After the date, if any, on which all outstanding shares of Minerals Stock or of any other Common Stock into which shares of this Series are then convertible are exchanged for shares of another class of Common Stock (as provided in Section 2 of Division I of Article III of these Articles of Incorporation), each share of this Series shall thereafter be convertible into the number of shares of such other class of Common Stock receivable upon such exchange by a holder of that number of shares or fraction thereof of Minerals Stock and/or such other Common Stock into which shares of this Series are then convertible into which one share of this Series was convertible immediately prior to such exchange. From and after any such exchange, Conversion Price adjustments as nearly equivalent as may be practicable to the adjustments pursuant to Sections 6(d) through 6(h) which, prior to such exchange, were made in respect of Minerals Stock and/or such other Common Stock into which shares of this Series are then convertible shall instead be made pursuant to such Sections in respect of shares of such other class of Common Stock.

                  (j)      Subject to the provisions of Section 6(k), if:

                                    (i) the Corporation takes any action that
                           would require an adjustment of the Conversion Price pursuant to Sections 6(d) through (i);

                                    (ii) there shall be any consolidation or
                           merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation or Pittston Minerals Group;

                                    (iii) there shall occur the voluntary or
                           involuntary liquidation, dissolution or winding up of the Corporation; or

                                    (iv) the Corporation or any of its
                           Subsidiaries shall commence a tender offer or exchange offer for all or a portion of the outstanding shares of Minerals Stock (or shall amend any such tender offer or exchange offer), then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of this Series at their addresses as shown on the stock transfer books of the Corporation, as promptly as possible, but at least 15 days prior to the earliest applicable date hereinafter specified, a notice stating, as applicable, (A) the proposed record date for a dividend or distribution or the proposed effective date of a consolidation, merger, sale, transfer, liquidation, dissolution or winding up, (B) the date as of which it is expected that holders of the Minerals Stock of record shall be entitled to exchange their shares of Minerals Stock for securities or other property, if any, deliverable upon such consolidation, merger, sale, transfer, liquidation, dissolution or winding up or (C) the date on which such tender offer or exchange offer commenced, the date on which such tender offer or exchange offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the related transaction.

                  (k) The Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of this Series at their addresses as shown on the stock transfer books of the Corporation notice of its intention (i) to cause to occur, or to take any action that would result in, any Pittston Minerals Group Special Event or (ii) to exchange outstanding shares of Minerals Stock for shares of Brink's Stock, Burlington Stock or any other Common Stock pursuant to Section 2 of Division I of Article III of these Articles of Incorporation (which notice shall include the date on which an exchange of outstanding shares of Minerals Stock for shares of such Common Stock is expected to become effective and the date as of which it is expected that holders of record of Minerals Stock shall be entitled to exchange their shares of Minerals Stock for shares of such Common Stock), not less than (A) 45 days prior to the date selected by the Board of Directors for the consummation of the Disposition or the payment of a dividend in connection with any Pittston Minerals Group Special Event involving a Disposition or the payment of a dividend, respectively, (B) 30 days prior to the consummation of any tender offer or exchange offer in connection with any Pittston Minerals Group Special Event involving a tender offer or exchange offer, respectively, or (C) 30 days prior to the exchange date for any such exchange. In addition, from and after any such exchange for outstanding shares of Minerals Stock for shares of Brink's Stock, Burlington Stock or any other Common Stock, the Corporation shall be required, in connection with the redemption requirement specified in the third paragraph of Section 4(b), to give a comparable notice of its intention to take actions with respect to Brink's Stock, Burlington Stock or any other Common Stock substantially similar to any Pittston Minerals Group Special Event. In the event of any conflict between the notice provisions of this Section 6(k) and
         Section 6(j) above, the notice provisions of this Section 6(k) shall govern.

                  (l) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be prima facie evidence of the correctness of such adjustment. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall send such notice of such adjustment of the Conversion Price by first class mail, postage prepaid, to the holder of each share of this Series at such holder's address as the same appears on the stock transfer books of the Corporation.

                  (m) In any case in which Section 6(d) or 6(h) provides that an adjustment shall become effective on the day next following a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any share of this Series converted after such record date and before the occurrence of such event the additional shares of Minerals Stock or any other Common Stock of the Corporation issuable upon such conversion by reason of the adjustment required by such event over and above the number of shares of Minerals Stock or such other Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction thereof pursuant to Section 6(c).

                  (n) For purposes of this Section 6, the number of shares of Minerals Stock or any other Common Stock into which shares of this Series are then convertible at any time outstanding shall not include any shares of Minerals Stock or such other Common Stock then owned or held by, or for the account of, the Corporation. The Corporation shall not pay a dividend or make any distribution on shares of Minerals Stock or such other Common Stock held in the treasury of the Corporation.

                  (o) There shall be no adjustment of the Conversion Price in case of the issuance of any capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of any Conversion Price established hereunder pursuant to more than one paragraph of this Section 6, only the adjustment which would result in the largest reduction of such Conversion Price shall be made.

                  (p) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Minerals Stock and/or, if the shares of this Series are then convertible into other Common Stock of the Corporation, such other Common Stock, for the purpose of effecting conversion of shares of this Series, the full number of shares of Minerals Stock or such other Common Stock deliverable upon the conversion of all outstanding shares of this Series not theretofore converted. For purposes of this Section 6(p), the number of shares of Minerals Stock or such other Common Stock that shall be deliverable upon the conversion of all outstanding shares of this Series shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                           The Corporation covenants that any shares of Minerals Stock or other Common Stock of the Corporation issued upon conversion of shares of this Series shall be validly issued, fully paid and nonassessable.

                  (q) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Minerals Stock or other securities or property on conversion of shares of this Series pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Minerals Stock or other securities or property in a name other than that of the holder of such shares to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

         7. Voting. The shares of this Series shall not have any voting rights, either general or special, except as prescribed by the Virginia Stock Corporation Act and as set forth in this

Section 7.

                  (a) Unless the vote of the holders of a greater number of shares shall then be required by the Virginia Stock Corporation Act, the vote of the holders of at least a majority of all the shares of this Series at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate voting group, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of these Articles of Incorporation or of any article amendatory thereof or supplemental thereto (including any articles of amendment or any similar document relating to any series of Preferred Stock) so as to change the designation, rights, preferences or limitations of this Series.

                  (b) Unless the vote of the holders of a greater number of shares shall then be required by the Virginia Stock Corporation Act, the vote of the holders of at least a majority of all shares of this Series at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of shares of this Series shall vote as a separate voting group shall be necessary to (i) increase or decrease the number of authorized shares of Preferred Stock, (ii) create a new stock, or increase the number of authorized shares of any class of stock, of the Corporation ranking prior or superior ("prior") to, or on a parity with, the shares of this Series, either as to dividends or upon liquidation, or (iii) reclassify any outstanding stock of the Corporation into any such prior or parity shares.

                  (c) Unless the vote of the holders of a greater number of shares shall then be required by the Virginia Stock Corporation Act, the vote of the holders of at least a majority of all the shares of this Series and all other series of Preferred Stock ranking on a parity with this Series, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single voting group without regard to series, shall be necessary for authorizing, effecting or validating (i) the merger or consolidation of the Corporation into or with any other corporation or (ii) any statutory share exchange involving the Corporation, if such merger, consolidation or statutory share exchange would change the designation, rights, preferences or limitations of this Series or if, after such merger, consolidation or statutory share exchange, there shall be outstanding any shares of any class of stock ranking prior to, or on a parity with, the shares of this Series as to dividends or upon liquidation or any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares (except such stock, securities or obligations of the Corporation as may have been outstanding immediately preceding such merger, consolidation or statutory share exchange).

                  (d) If, on the date used to determine shareholders of record for any meeting of shareholders for the election of directors, a default in preference dividends on the Preferred Stock shall exist, the number of directors constituting the Board of Directors shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist) shall have the right at such meeting, voting together as a single voting group without regard to series, to the exclusion of the holders of Common Stock of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Each director elected by the holders of shares of Preferred Stock (herein called a "Preferred Director") shall continue to serve as such director for the full term for which such director shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed without cause by, and shall not be removed without cause except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single voting group without regard to series, at a meeting of the shareholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist
         (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single voting group without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and no default in preference dividends shall exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued and unpaid dividends upon any series of the Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid for all past dividend periods.

                  8.       Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any payment or distribution shall be made on any class of the Common Stock of the Corporation or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $500.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon to the date of final distribution.

                  (b) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation nor the merger or consolidation of the

         Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary for the purpose of this Section 8.

                  (c) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in Section 8(a), the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (d) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 8(a), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

                  9. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

                  (a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series;

                  (b) on a parity with the shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this

         Series; and

                  (c) junior to shares of this Series, either as to dividends or upon liquidation, if (i) such class or classes shall be the Series A Participating Cumulative Preferred Stock, par value $10.00 per share, or the Series B Participating Cumulative Preferred Stock, par value $10.00 per share, issued by the Corporation pursuant to the Restated Rights Agreement, (ii) such class or classes shall be any class of Common Stock of the Corporation or (iii) the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  10.      Determinations by the Board of Directors.

                  (a) Any determinations made by the Board of Directors under any provision of this Section C of Division II of Article III of these Articles of Incorporation shall be final and binding on all shareholders (including holders of shares of this Series) of the Corporation.

                  (b) Any determinations made by the Board of Directors, a majority of whose members are "disinterested directors," under any provision in Division I of Article III of these Articles of Incorporation shall be final and binding on all shareholders of the Corporation, including holders of shares of this Series. For this purpose, any director who is not an employee of or a consultant to the Corporation and who is not, directly or indirectly, the beneficial owner of 1 percent or more of the outstanding shares of Common Stock shall be considered "disinterested," even though such director may beneficially own a greater amount of one class of Common Stock than of the other class of Common Stock.

                  11. Definitions. Unless otherwise defined in this Section C of Division II of Article III of these Articles of Incorporation, terms used herein shall have the meanings ascribed thereto in the first paragraph, and in Division I of Article III of these Articles of Incorporation and the following terms shall have the following meanings:

                  "Acquisition" means the acquisition by Pittston Acquisition Company, an indirect wholly owned Subsidiary of the Corporation, of all the outstanding capital stock of Addington, Inc., Appalachian Mining, Inc., Appalachian Land Company, Vandalia Resources, Inc. and Kanawha Development Corporation, each of which is a direct wholly owned subsidiary of Addington Holding Company, Inc., pursuant to a Stock Purchase Agreement dated as of September 24, 1993 between Addington Holding Company, Inc. and Pittston
         Acquisition Company.

                  "Articles of Incorporation" means the Corporation's Restated Articles of Incorporation, as amended, supplemented, further restated or otherwise modified from time to time.

                  "Board of Directors" or "Board" means, at any time, the duly elected or acting board of directors (or duly authorized committee thereof) of the Corporation at such time.

                  "Closing Price" of shares of any class of Common Stock of the Corporation for any day means the last reported sale price, regular way on such day, or, if no reported sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of NASDAQ or, if such Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if closing bid and asked prices for such Common Stock on such day shall not have been reported through NASDAQ, the average of the closing bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such Common Stock selected for such purpose by the Board of Directors.

                  "Conversion Price" means the conversion price per share of Minerals Stock and/or other shares of Common Stock of the Corporation into which shares of this Series are convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price per share of Minerals Stock will be $32.175 (equivalent to a conversion rate of 15.54 shares of Minerals Stock for each share of this Series).

                  "Current Market Price" means, with respect to any class of Common Stock of the Corporation, the average of the daily Closing Prices of a share of such Common Stock during the five consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Sections 6(d)(ii) through (v) occurs on or after the 20th Trading Day prior to the day in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that required an adjustment to the Conversion Price pursuant to Sections 6(d)(ii) through (v) occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and
         (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the day in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the day in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 6(d)(iii) or (iv)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of the applicable class of Common Stock of the Corporation as of the close of business on the day before such "ex" date. For purposes of this definition, the term "ex" date, with respect to any class of Common Stock of the Corporation, (a) when used with respect to any issuance or distribution, means the first date on which such Common Stock trades regular way on such exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (b) when used with respect to any subdivision or combination of shares of such Common Stock, means the first date on which such Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (c) when used with respect to any tender offer or exchange offer means the first date on which such Common Stock trades regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer.

                  "Disposition" means the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) of properties or assets.

                  "Excess Purchase Payment" means the excess, if any, of (i) the aggregate of the cash and the value (as determined by the Board of Directors) of all other consideration paid by the Corporation or any of its Subsidiaries with respect to the shares of the applicable class of Common Stock of the Corporation acquired in a tender offer or exchange offer or other negotiated purchase over (ii) the product of the Current Market Price per share of such Common Stock times the number of shares of such Common Stock acquired in such tender offer or exchange offer or negotiated purchase.

                  "Minerals Rights" means the Pittston Minerals Group Rights of the Corporation which are issuable under the Corporation's shareholder rights plan adopted by the Board of Directors, the terms and conditions of which are set forth in the Restated Rights Agreement.

                  "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System or any successor thereto.

                  "NYSE" means the New York Stock Exchange, Inc. or any successor thereto.

                  "Redemption Date" means any date on which the Corporation redeems any shares of this Series.

                  "Redemption Price" means (i) with respect to any optional redemption of any share of this Series pursuant to Section 3, the applicable amount set forth in such Section and (ii) with respect to any mandatory redemption of any share of this Series pursuant to
         Section 4, $500.00.

                  "Restated Rights Agreement" shall have the meaning given thereto in the second paragraph of Section 6(d)(iii).

                  "Subsidiary" means a corporation more than 50 percent of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries. For the purpose of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                  "Trading Day" means, with respect to any class of Common Stock of the Corporation, any day on which such Common Stock is traded on the NYSE, or if such Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such Common Stock is listed or admitted, or if not listed or admitted to trading on any national securities exchange, on the National Market System of the NASDAQ, or if such Common Stock is not quoted on such National Market System, in the applicable securities market in which such Common Stock is traded.

                  "Transfer Agent" means the Corporation or such other agent or agents of the Corporation as may be designated by the Board of Directors as the Transfer Agent for shares of this Series.

         D.       Series D Participating Cumulative Preferred Stock

         1. Designation and Number of Shares. The shares of such series shall be designated as "Series D Participating Cumulative Preferred Stock" (the "Series D Preferred Stock"). The number of shares initially constituting the Series D Preferred Stock shall be 50,000; provided, however, that if more than a total of 50,000 shares of Series D Preferred Stock shall be issuable upon the exercise of Pittston Burlington Group Rights issued pursuant to the Amended and Restated Rights Agreement dated as of January 10, 1996, between the Corporation and Chemical Bank, as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, shall direct by resolution or resolutions that articles of amendment to these Articles of Incorporation be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 13.1-604 thereof, providing for the total number of shares of Series D Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

         2. Dividends or Distributions. (a) Subject to the prior and superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock not by its terms ranking on a parity with, or junior to, the shares of Series D Preferred Stock with respect to dividends, the holders of shares of the Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (1) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series D Preferred Stock, of $10.00 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series D Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock, and
(2) dividends payable in cash on the payment date for each cash dividend declared on Burlington Stock in an amount per whole share (rounded to the nearest cent) equal to the Burlington Formula Number (as defined below) then in effect times the cash dividends then to be paid on each share of Burlington Stock. In addition, if the Corporation shall pay any dividend or make any distribution on Burlington Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Burlington Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding share of Series D Preferred Stock a dividend or distribution in like kind of the Burlington Formula Number then in effect times such dividend or distribution on each share of Burlington Stock. As used herein, the "Burlington Formula Number" shall be 1,000; provided, however, that if at any time after January 19, 1996, the Corporation shall (x) declare or pay any dividend on Burlington Stock payable in shares of Burlington Stock or make any distribution on Burlington Stock in shares of Burlington Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Burlington Stock into a larger number of shares of Burlington Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Burlington Stock into a smaller number of shares of Burlington Stock, then in each such event the Burlington Formula Number shall be adjusted to a number determined by multiplying the Burlington Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Burlington Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Burlington Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after January 19, 1996, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Burlington Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Burlington Formula Number shall be appropriately adjusted to reflect such reclassification or change.

                  (b) The Corporation shall declare a dividend or distribution on the Series D Preferred Stock as provided in Section 2(a) above immediately prior to or at the same time it declares a dividend or distribution on Burlington Stock (other than a dividend or distribution solely in shares of Burlington Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Burlington Stock) shall have been declared on Burlington Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on Burlington Stock.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series D Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (d) So long as any shares of the Series D Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on Burlington Stock unless, in each case, the dividend required by this
         Section 2 to be declared on the Series D Preferred Stock shall have been declared.

                  (e) The holders of the shares of Series D Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

         3. Voting Rights. The holders of shares of Series D Preferred Stock shall have the following voting rights:

                  (a) Each holder of Series D Preferred Stock shall be entitled to a number of votes equal to the product of (1) the Burlington Formula Number then in effect for each share of Series D Preferred Stock held of record on each matter on which holders of Burlington Stock are entitled to vote times (2) the maximum number of votes per share which the holders of Burlington Stock then have with respect to such matter.

                  (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series D Preferred Stock, the holders of shares of Burlington Stock and the holders of any other class of capital stock entitled to vote in the election of directors shall vote together as one class for the election of directors of the Corporation. In addition, the holders of Series D Preferred Stock and the holders of Burlington Stock shall vote together as one class on all other matters submitted to a vote of holders of Burlington Stock.

                  (c) If at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series D Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with other holders of capital stock as set forth in Section 3(a) for the election of other directors of the Corporation, the holders of record of the Series D Preferred Stock, voting separately as a class to the exclusion of such other holders, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series D Preferred Stock being entitled to cast a number of votes per share of Series D Preferred Stock equal to the Burlington Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series D Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series D Preferred Stock in this Section 3.

                  (d) Except as provided herein, in Section 11 or by applicable law, holders of Series D Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote

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         with holders of Burlington Stock as set forth herein) for authorizing or taking any corporate action.

         4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, make any other
                  distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series D Preferred Stock:

                           (ii) declare or pay dividends on or make any other
                  distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                  up) with the Series D Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series D Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration
                  any shares of Series D Preferred Stock, or any shares of stock ranking on a parity with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $26.67 per share of
(ii) an aggregate amount per share equal to the Burlington Formula Number then in effect times the aggregate amount to be distributed per share to holders of Burlington Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Burlington Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series D Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Burlington Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Burlington Stock is exchanged or changed.

         7. Redemption; No Sinking Fund. (a) The outstanding shares of Series D Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time at which, in the good faith determination of the Board of Directors, no person beneficially owns more than 10 percent of the aggregate voting power represented by all the outstanding shares of capital stock of the Corporation generally entitled to vote in the election of Directors of the Corporation, at a cash price per share equal to (i) 125 percent of the product of the Burlington Formula Number times the Burlington Stock Market Value (as such term is hereinafter defined), plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid or declared and a sum sufficient for the payment thereof set apart, without interest. The

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"Burlington Stock Market Value" on any date shall be deemed to be the average of the daily closing prices, per share, of Burlington Stock for the 30 consecutive Trading Days immediately prior to the date in question. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system if Burlington Stock is listed or admitted to trading on a national securities exchange or, if Burlington Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such Trading Day Burlington Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Burlington Stock selected by the Board of Directors of the Corporation. If on any such Trading Day no market maker is making a market in Burlington Stock, the fair value of Burlington Stock on such Trading Day shall mean the fair value of Burlington Stock as determined in good faith by the Board of Directors of the Corporation. "Trading Day" shall mean a day on which the principal national securities exchange on which Burlington Stock is listed or admitted to trading is open for the transaction of business or, if Burlington Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in the Borough of Manhattan, the City of New York, are authorized or obligated by law or executive order to close.

                  (b) The shares of Series D Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

         8. Ranking. The Series D Preferred Stock shall rank senior to Brink's Stock, Minerals Stock and Burlington Stock, on a parity with the Corporation's Series A Participating Cumulative Preferred Stock, par value $10 per share, and the Corporation's Series B Participating Cumulative Preferred Stock, par value $10 per share, and junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

         9. Fractional Shares. The Series D Preferred Stock shall be issuable upon exercise of Pittston Burlington Group Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is not smaller than one one-thousandth (1/1000th) of a share or any integral multiple of such fraction.

At the election of the Corporation, prior to the first issuance of a share or a fraction of a share of Series D Preferred Stock, either (1) certificates may be issued to evidence such authorized fraction of a share of Series D Preferred Stock, or (2) any such authorized fraction of a share of Series D Preferred Stock may be evidenced by depositary receipts pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series D Preferred Stock.

         10. Reacquired Shares. Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the first paragraph of Division II of Article III.

         11. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series D Preferred Stock as provided herein shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series D Preferred Stock so as to affect them adversely without the affirmative vote of the holders of more than 66-2/3 percent of the outstanding shares of Series D Preferred Stock, voting as a separate class.

                                                    ARTICLE III

         1. No holder of any class of capital stock of the Corporation shall have any preemptive right to subscribe for, purchase or acquire (i) any shares of capital stock of the Corporation, (ii) any securities convertible into or exchangeable for any such shares or (iii) any options, warrants or rights to subscribe for, purchase or acquire any of such shares or securities.

         2. Rights, options or warrants for the purchase of shares of any class of capital stock of the Corporation may be issued upon such terms and conditions and for such consideration as may be approved by the Board of Directors. Approval of the shareholders of the Corporation shall not be required for any such issue, whether or not issued to directors, officers or employees of the Corporation or any of its subsidiaries rather than generally to holders of shares of any such class.

                                                    ARTICLE IV

         1. The Board of Directors shall consist of such number of individuals, not less than nine or more than fifteen, as shall be specified in or fixed in accordance with the bylaws of the Corporation. Directors may be removed only with cause.

         2. Directors shall be divided into three classes, each class to be as nearly equal in number as possible, the number to be assigned each class to be determined by, or in the manner provided in, the bylaws of the Corporation, or in the absence of any such provision, then by the Directors prior to the election of a particular class. At each annual meeting the successors to directors whose terms shall expire that year shall be elected to a term of three years; provided, however, that at least three directors shall be elected in each year.

         3. In addition to any other vote that may be required by statute, stock exchange regulations, these Articles of Incorporation or any amendment thereto, or the bylaws of the Corporation, the vote of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors (considered for this purpose as one class) shall be required to amend, alter, change or repeal Section 1 or Section 2 of this Article V or this Section 3.

                                                     ARTICLE V

         The private property of the shareholders of the Corporation shall not be subject to payment of corporate debts to any extent whatever.

                                                    ARTICLE VI

         The Board of Directors shall have the power to make, amend or repeal bylaws of the Corporation.

                                                    ARTICLE VII

         1. In any proceeding brought by a shareholder of the Corporation in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, an officer or a director of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages arising out of any transaction, occurrence or course of conduct, unless in such proceeding a judgment shall have been entered against the director or officer because of a finding that the act or omission for which the officer or director was adjudged liable had been proved to be due to his or her willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

         2. Without limiting any of the provisions of this Article VIII, each officer, director or employee of the Corporation shall be entitled to indemnity, including indemnity with respect to a proceeding by or in the right of the Corporation, to the fullest extent required or permitted under the provisions of the Stock Corporation Act of the Commonwealth of Virginia as in effect from time to time, except only an indemnity against willful misconduct or a knowing violation of the criminal law. No amendment or repeal of this Article VIII shall apply to or have any effect on the rights provided under this Article VIII with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make such indemnity and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such officer, director or employee in connection with such actions and determinations or proceedings of any kind arising therefrom.

         3. The Corporation shall promptly pay for or reimburse the reasonable expenses, including attorneys' fees, incurred by an officer, director or employee of the Corporation in connection with any proceeding (whether or not made a party) arising from his or her status as such officer, director or employee, in advance of final disposition of any such proceeding upon receipt by the Corporation from such officer, director or employee of (a) a written statement of good faith belief that he or she is entitled to indemnity by the Corporation, and (b) a written undertaking, executed personally or on his or her behalf, to repay the amount so paid or reimbursed if after final disposition of such proceeding it is determined that he or she did not meet the applicable standard of conduct.

         4. The rights of each officer, director or employee of the Corporation under this Article VIII or as otherwise provided by law shall continue regardless of cessation of their status as such and shall inure to the benefit of their respective heirs, executors, administrators and legal representatives. Such rights shall not prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements, bylaws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, bylaws or arrangements); provided, however, that any provision of such agreements, bylaws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article VIII or applicable laws of the Commonwealth of Virginia.

         5. The rights to indemnity and payment or reimbursement of expenses provided under this Article VIII shall extend to any individual who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee (including service as a named fiduciary), employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         6. The provisions of this Article VIII shall be applicable regardless of when a transaction, occurrence or course of conduct on which a proceeding is based, in whole or in part, took place.

         7. Each provision in this Article VIII shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision. The provisions of this Article VIII shall be in addition to, and not in limitation of, all rights to indemnity and payment or reimbursement of expenses required or permitted by applicable provisions of law.

         3. The corporation hereby certifies that the restatement contains no amendment to the articles requiring shareholder approval and that the board of directors adopted the restatement on July 12, 1996.

         IN WITNESS WHEREOF, The Pittston Company has caused this instrument to be signed by its Chairman of the Board and President and attested by its Secretary this 12th day of July, 1996.

                                          THE PITTSTON COMPANY

                                          By_________________________
                                                 Joseph C. Farrell
                                              Chairman of the Board

Attest:

- ----------------------------
      Austin F. Reed
         Secretary

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